STOCK, ASSET AND BUSINESS ACQUISITION AGREEMENT

This STOCK, ASSET AND BUSINESS ACQUISITION AGREEMENT (this "AGREEMENT") is entered into as of JuNE 1, 2008 and comes into effect on the same day by and between the following two Parties:

(1) Company Name:     Kyodo USA, Inc. ("Kyodo USA")

    Type of Company:  A corporation duly incorporated and validly existing under the laws of the State of Delaware

    Business Address: 1675 Federal Avenue, Suite 8
                      Los Angeles, California, USA 90025

(2) Company Name:     OBN Holdings Inc ("OBNI").

    Type of Business: A U.S. Public Company trading under the symbol "OBNI", and duly incorporated and validly existing under the laws of Nevada, USA

    Business Address: 8275 South Eastern Ave., Suite 200,
                      Las Vegas, Nevada, USA 89123

WHEREAS: Mr. Takeo Suzuki, hereinafter referred to as "SHAREHOLDER", owns one hundred percent (100%) of the common stock of KYODO USA; and no other common or preferred stock have been issued or pledged to any other party; and all of the assets of KYODO USA have been verified for the purposes of this transaction on the true financial statements of the company under US Generally Accepted Accounting Principles ("GAAP").

WHEREAS: SHAREHOLDER shall transfer one hundred percent (100%) of the KYODO USA common stock owned by SHAREHOLDER, and one hundred percent (100%) of the assets and business of KYODO USA to OBNI, and OBNI shall acquire the common stock, assets and business of KYODO USA from SHAREHOLDERS in exchange for eight hundred thousand (800,000) OBN Holdings shares, valued at a price of six hundred thousand dollars ($600,000) as consideration for this transaction. The business operations of KYODO USA shall not change as regards to administrative and operational functions. Further management support and funding initiatives will come from OBNI to ensure further growth of the KYODO USA.

NOW, THEREFORE, upon friendly consultation and consideration of the recitals, promises and the mutual covenants and agreements hereinafter set forth, the Parties hereby enter into this Agreement as follows:


1.   TRANSFER OF THE ASSETS AND BUSINESS CONTRACTS

1.1 SHAREHOLDER agrees to transfer to OBNI all of his ownership and interest relating to all assets owned or controlled by KYODO USA at the net book value thereof as of June 1, 2008. OBNI agrees to acquire all SHAREHOLDER'S ownership and interest relating to all equipment and assets at the net book value thereof as of June 1, 2008.

1.2 The Parties agree to transfer the whole asset, including business contracts and intellectual properties of KYODO USA, in consideration for the SHAREHOLDER receiving eight hundred thousand (800,000) OBN Holdings shares, valued at a price of six hundred thousand dollars ($600,000).

2.   REPRESENTATIONS AND WARRANTS

2.1 SHAREHOLDER, KYODO USA and OBNI represent and warrants respectively to the other as follows:

     (a) SHAREHOLDER, KYODO USA and OBNI warrants that they are duly registered, have the capacity and power requisite for a company, and have taken all necessary actions for the execution and performance of this Agreement.

     (b) The performance of the transaction is not subject to the consent, approval or order of any governmental authorities or any other third parties, nor is it subject to any conditions precedent as registration with, qualification verification by or document delivery to any governmental authorities or any other third parties.

3.   GENERAL PROVISIONS

3.1 Counterparts: This Agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together will constitute an integral party of this Agreement.

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove mentioned.


OBNI: OBN Holdings, Incorporated          KYODO USA: Kyodo USA, Inc.

Signed by: /s/Roger Neal Smith            Signed by: /s/Takeo Suzuki
Name: Roger Neal Smith                    Name: Takeo Suzuki
Position: Chief Executive Officer         Position: President


SHAREHOLDER:

Signed by: /s/Takeo Suzuki
Name: Takeo Suzuki
Position: Sole Shareholder